EXHIBIT 99.2


   [ATMOS ENERGY CORPORATION LETTERHEAD AND LOGO APPEAR HERE]




DATE:  August 10, 2000                     INVESTOR CONTACT:
                                           Lynn Hord  (972) 855-3729

FOR RELEASE: Immediately                   MEDIA CONTACT:
                                           Randy Hicks (972) 855-3720


       US PROPANE, LLC - HERITAGE HOLDINGS COMPLETE MERGER


Dallas, Texas -- Atmos Energy Corporation (NYSE: ATO) announced today that US Propane, LLC, in which Atmos is a partner, has completed a merger of its operations with Heritage
Holdings, Inc. (NYSE: HPG). The merger creates the fourth-largest retail propane distributor in the United States, serving more than 480,000 customers in 28 states.

The merger was accomplished through a series of transactions.
US Propane was formed by combining the propane holdings of Atmos and three other companies: AGL Resources (NYSE: ATG), Piedmont Natural Gas Company, Inc. (NYSE: PNY) and TECO Energy (NYSE: TE).

US Propane then acquired all of the general partnership interest and 34 percent of the limited partnership interest in Heritage
Propane Partners.

"Through this merger we will maximize the value of Atmos' propane assets," said Robert W. Best, Chairman, President and Chief Executive Officer. "As a partner in one of the largest propane companies in the U.S., we will enhance service to our customers, become more competitive in the propane industry, and create additional value for our shareholders."

All statements, other than historical financial information and statements of historical facts included in this press release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These statements reflect the Company's current views made in good faith with respect to future events and performance. Actual results may differ materially from those suggested in any such forward-looking statements as a result of certain risks and uncertainties. A discussion of these risks and uncertainties is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended September 30, 1999.

Atmos Energy Corporation of Dallas, Texas, distributes natural gas and propane to more than one million customers in 13 states through its operating divisions - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, United Cities Gas Company, Western Kentucky Gas Company and United Cities Propane Gas, Inc. Atmos' Internet address is www.atmosenergy.com.

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